Exhibit 10.35

FORM OF AMENDMENT TO

NON-QUALIFIED STOCK OPTION AGREEMENT

SURGICAL CARE AFFILIATES, INC.

2013 OMNIBUS LONG-TERM INCENTIVE PLAN

This AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT (this “Amendment”), by and between Surgical Care Affiliates, Inc., a Delaware corporation (the “Company”), and                         , an employee of the Company or one or more of its Subsidiaries (the “Participant”), shall be effective as of                    .  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Amended Incentive Plan (as defined below).

RECITALS

A.The Company adopted the Surgical Care Affiliates, Inc. 2013 Omnibus Long-Term Incentive Plan, effective as of October 24, 2013 (the “Incentive Plan”).

B.The Board of Directors of the Company (the “Board”) approved an amendment and restatement of the Incentive Plan, effective as of December 11, 2014 (the “Amended Incentive Plan”), to provide that Participants may, upon receipt of advance written approval of the Compensation Committee of the Board and in accordance with the terms of the Amended Incentive Plan, transfer an Incentive Award (other than Options constituting incentive stock options) to a Permitted Transferee without consideration.

C.In order to reflect the revised transfer provisions set forth in the Amended Incentive Plan, the Participant and the Company desire to amend the terms of the Participant’s Non-Qualified Stock Option Agreement, dated as of                           (the “Option Agreement”), pursuant to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the foregoing, the parties agree to amend the Option Agreement as follows:

AGREEMENT

1.	Section 6 of the Option Agreement is hereby deleted and replaced with the following:

6.Non-Transferability.  The Option and the Participant’s rights hereunder shall not be transferable other than in accordance with the terms of the Plan and, except as otherwise permitted by the Plan, during the lifetime of the Participant the Option may be exercised only by the Participant or by the Participant’s guardian or legal representative.

2.Except as set forth herein, the Option Agreement remains in full force and effect.

3.The parties shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purpose of this Amendment.

4.This Amendment may be executed in any number of counterparts.  All executed counterparts shall constitute one agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed as of the date first written above.

SURGICAL CARE AFFILIATES, INC.:PARTICIPANT:

By:

       Name:

      Title:

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